                   BRIGHT HORIZONS CHILDREN'S CENTERS, INC.

                            EQUITY INCENTIVE PLAN


1.   PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Bright Horizons Children's Centers, Inc. (the "Company") by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplement Grants, or combinations thereof, all as more fully described below.

2.   ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. No Award may be granted under the Plan more than ten years following the date of stockholder approval, but Awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

     Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 200,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Shares of stock delivered to satisfy the exercise price of an Award or the tax consequences of the exercise or vesting of an Award will be available for further grants.

     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options and Stock Appreciation Rights may be granted to any Participant in any one calendar year is 50,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Internal Revenue Code.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     Each person in the employ of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation Employee and non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  TYPES OF AWARDS

     6.1.  Options

     (a)   Nature of Options.  An Option is an Award giving the recipient the
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right on exercise thereof to purchase Stock.

     Both "incentive stock options," as defined in Section 422 of the Internal Revenue of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees. Any Option not identified at the time of grant as being either an ISO or a non-incentive stock option shall be a non-incentive stock option.

     (b)   Exercise Price.  The exercise price of an Option will be determined
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by the Committee subject to the following:

           (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent stockholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent stockholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

           (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock .

           (3) The Committee may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c)   Duration of Options.  The latest date on which an Option may be
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exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d)   Exercise of Options.  An Option will become exercisable at such time
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or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised.

     (e)   Payment for Stock.  Stock purchased on exercise of an Option must be
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paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option (with the consent of the optionee of an ISO if permitted after the grant) or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Option to the Company, payable on such terms as are specified by the Committee, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

     (f)   Discretionary Payments.  If (i) the market price of shares of Stock
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subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     6.2.  Stock Appreciation Rights.

     (a)   Nature of Stock Appreciation Rights.  A Stock Appreciation Right is
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an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock on the date of grant as compared to its fair market value on the date of exercise or any performance standard selected or established by the Committee.

     (b)   Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be
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granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted. The Committee may also grant Stock Appreciation Rights which provide that following a change in control of the Company, as determined by the Committee, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

     (c)   Rules Applicable to Tandem Awards.  When Stock Appreciation Rights
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are granted in tandem with Options, the following will apply:

           (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

           (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

           (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

           (4) The Stock Appreciation Right will be transferable only with the related Option.

           (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

     (d) Exercise of Independent Stock Appreciation Rights.  A Stock
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Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     6.3.  Restricted and Unrestricted Stock.

     (a)   Grant of Restricted Stock.  Subject to the terms and provisions of
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the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

     (b)   Restricted Stock Agreement.  The Committee may require, as a
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condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock

Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     (c)   Transferability and Other Restrictions.  Except as otherwise provided
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in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine, if a Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares, or such shares of Restricted Stock shall be forfeited to the Company if no cash was paid by the Participant.

     The Company shall also have the right to retain the certificates representing shares of Restricted Stock in the Company's possession during the Restricted Period.

     (d)   Removal of Restrictions.  Except as otherwise provided in this
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Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period including the passage of any applicable period of time and satisfaction of any conditions to vesting. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the shares held by any Participant at any time.

     (e)   Voting Rights, Dividends and Other Distributions.  During the
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Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

     (f)   Other Awards Settled with Restricted Stock.  The Committee may, at
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the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g)   Unrestricted Stock.  The Committee may, in its sole discretion, sell
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any Participant shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

     (h)   Notice of Section 83(b) Election.  Any Participant making an election
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under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

     6.4.  Deferred Stock.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     6.5.  Performance Awards; Performance Goals.

     (a)   Nature of Performance Awards.  A Performance Award entitles the
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recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     (b)   Other Awards Subject to Performance Condition.  The Committee may, at
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the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

     6.6.  Loans and Supplemental Grants.

     (a)   Loans.  The Company may make a loan to a Participant ("Loan"), either
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on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     (b)   Supplemental Grants.  In connection with any Award, the Committee may
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at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to
(1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7.   EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  Death.

     If a Participant dies, the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(d) above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Committee.

     7.2.  Termination of Service (Other Than By Death).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

     (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award (unless otherwise determined by the Committee). In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3
(c) above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3.  Certain Corporate Transactions.

     Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which stockholders of the Company immediately prior to the transaction will not have ultimate beneficial ownership of a majority of the voting stock of the entity surviving the merger or consolidation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

     (a) Subject to paragraphs (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award, Performance Award or Supplemental Grant, (4) remove any performance or other conditions or restrictions on any Award, and (5) forgive all or any portion of the principal of or interest on a Loan; or

     (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in the covered transaction or an affiliate of such a corporation, (i) in any covered transaction to be accounted for as a pooling of interests, the Committee shall, and (ii) in any other covered transaction, the Committee, in its sole discretion, may, at or prior to the effective time of the covered transaction, and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring corporation or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

8.  GENERAL PROVISIONS

    8.1.   Documentation of Awards.

    Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2.  Rights as a Stockholder, Dividend Equivalents.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3.  Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.4.  Tax Withholding.

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  Nontransferability of Awards.

     Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     8.6.  Adjustments in the Event of Certain Transactions.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     (c) In the case of ISOs or for purposes of the limits set forth in the second paragraph of Section 4, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code (in the case of the limits in Section 4).

     8.7.  Employment Rights, Etc.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

     8.8.  Deferral of Payments.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  Past Services as Consideration.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.   EFFECT, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.